SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 21, 2003

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17951	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Item 5.—Other Events—Private Placement of Common Stock.

On August 22, 2003, Cortex Pharmaceuticals, Inc. (“Cortex”) announced that it had closed a private placement with a select group of institutional investors with gross proceeds of $5 million. Cortex agreed to issue shares of its common stock at $1.50 per share and five year warrants to purchase shares of common stock at a price of $2.55 per share.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The Registration Rights Agreement requires Cortex to prepare and file with the Securities and Exchange Commission a registration statement for the purpose of registering under the Securities Act of 1933, all of the shares of Cortex’s common stock that were sold to the investors pursuant to the Purchase Agreement as well as the shares of common stock issuable upon exercise of the warrants.

This announcement is not an offer to sell securities of Cortex, and any opportunity to participate in the private placement was available to a very limited group of investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Registration Rights Agreement and the form of Common Stock Purchase Warrant, which are filed as Exhibits to this report and are incorporated herein by reference. The press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. —Exhibits

(c) Exhibits.

Exhibit Number	Description

10.75	Securities Purchase Agreement, dated August 21, 2003, by and among Cortex Pharmaceuticals, Inc. and the investors named therein, including the Registration Rights Agreement attached as Exhibit A thereto and a form of Common Stock Purchase Warrant attached as Exhibit C thereto.

99.1	Press Release dated August 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

August 22, 2003	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.75	Securities Purchase Agreement, dated August 21, 2003, by and among Cortex Pharmaceuticals, Inc. and the investors named therein, including the Registration Rights Agreement attached as Exhibit A thereto and a form of Common Stock Purchase Warrant attached as Exhibit C thereto.

99.1	Press Release dated August 22, 2003.